SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 14, 2011

TRIUMPH GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12235	51-0347963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

899 Cassatt Road, Suite 210, Berwyn, PA	19312
(Address of principal executive offices)	(Zip Code)

(610) 251-1000

(Registrant’s telephone number, including area code)

1550 Liberty Ridge Drive, Suite 100, Wayne, PA 19087

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01               Other Events.

As reported in the Company’s proxy statement for the Annual Meeting of Stockholders to be held on July 27, 2011, Elmer L. Doty did not attend at least 75% of the aggregate of all meetings of the Board held after he became a director.  Mr. Doty was elected to the Board effective upon the closing of the acquisition of Vought Aircraft Industries, Inc. (“Vought”) on June 16, 2010, and missed the first two special meetings held thereafter (called primarily to monitor the early progress of the integration of the Vought acquisition) due to long-standing personal commitments, including a trip outside the United States.  He was unable to participate by conference telephone in one of the two meetings he missed.  If Mr. Doty had been able to participate in one of these two meetings by conference telephone, he would have attended at least 75% of the meetings of the Board.

SIGNATURE

Date: July 14, 2011		TRIUMPH GROUP, INC.

	By:	/s/ John B. Wright, II
John B. Wright, II
Vice President, General Counsel and Secretary